UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) June 23, 2022

Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.

1-11299	ENTERGY CORPORATION	1-09067	SYSTEM ENERGY RESOURCES, INC.
	(a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000		(an Arkansas corporation) 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000
	72-1229752		72-0752777

1-31508	ENTERGY MISSISSIPPI, LLC
(a Texas limited liability company) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000
83-1950019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Entergy Corporation	Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
	Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.

Entergy Mississippi, LLC	Mortgage Bonds, 4.90% Series due October 2066	EMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01. Regulation FD Disclosure

As a result of the black box Settlement discussed in Item 8.01 below, System Energy Resources, Inc. (“System Energy”) will refund $235 million to Entergy Mississippi, LLC (“Entergy Mississippi”). Entergy Mississippi will provide the benefit of this Settlement to its customers primarily as an offset to unrecovered fuel costs incurred in the production of electricity.

Entergy Corporation’s (“Entergy”) Operating Companies’ allocations of System Energy’s sales (including MSS-4 Replacement Tariff re-sales of the output of Grand Gulf) are as follows: Entergy Arkansas, LLC (“Entergy Arkansas”) 24.19%, Entergy Louisiana, LLC (“Entergy Louisiana”) 16.13%, Entergy Mississippi 39.95%, and Entergy New Orleans, LLC (“Entergy New Orleans”) 19.74%. Should the retail regulators for Entergy Arkansas, Entergy Louisiana, and Entergy New Orleans elect to join the Settlement, it is estimated that the total amount that System Energy would refund would be $588 million (including Entergy Mississippi’s portion).

System Energy has previously recorded a provision and associated liability of $38M for elements of the applicable litigation. In June 2022, System Energy will record a pre-tax regulatory charge of approximately $551 million (approximately $413 million after tax), increasing the regulatory liability to $588 million, which consists of $235 million for the settlement with the Mississippi Public Service Commission and $353 million for potential future refunds to Entergy Arkansas, Entergy New Orleans and Entergy Louisiana. This regulatory charge will be considered an adjustment to GAAP net income, and therefore will not affect Entergy’s adjusted earnings per share (non-GAAP).

Entergy’s forward-looking adjusted earnings per share expectations take into account the impacts of a potential total settlement of $588 million and potential changes in System Energy’s future return on equity and capital structure. Entergy affirms its previously disclosed adjusted earnings per share guidance range of $6.15 to $6.45 for 2022 and outlook ranges of $6.55 to $6.85 for 2023, $7.05 to $7.35 for 2024, $7.50 to $7.90 for 2025, and $8.05 to $8.45 for 2026.

A $588 million total System Energy settlement would temporarily negatively affect Entergy’s cash flow to debt credit metrics. The timing and magnitude of the impact to cash flow would depend on the details of the total settlement. The long-term impact of debt financing of a $588 million System Energy settlement would not be expected to move Entergy’s cash flow to debt metrics outside of targeted ranges.

Cautionary Note Regarding Forward-Looking Statements

In this current report on Form 8-K, and from time to time, Entergy and System Energy make certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2022 earnings guidance; current financial and operational outlooks; financing plans; expected impacts to credit metrics and ratings; and other statements of Entergy’s or System Energy’s plans, beliefs, or expectations included in this report. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Except to the extent required by the federal securities laws, neither Entergy nor System Energy undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this report and in Entergy’s and System Energy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) impacts from a terrorist attack, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (i) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (j) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) the effects of changes in commodity markets, capital markets, or economic conditions; and (3) the effects of technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

Item 8.01. Other Events

On June 23, 2022, System Energy Resources, Inc. (“System Energy”), Entergy Mississippi, LLC (“Entergy Mississippi”), and additional named Entergy subsidiaries (“Entergy Parties”) involved in thirteen docketed proceedings before the Federal Energy Regulatory Commission (“FERC”) filed with FERC a Partial Settlement Agreement and Offer of Settlement (“Settlement”). The Settlement memorializes the Entergy Parties’ agreement with the Mississippi Public Service Commission (the “Mississippi Commission”) to globally resolve all actual and potential claims between the Entergy Parties and the Mississippi Commission associated with those FERC proceedings and with System Energy’s past implementation of the Unit Power Sales Agreement. The Unit Power Sales Agreement is a FERC-jurisdictional formula rate tariff for sales of energy and capacity from System Energy’s owned and leased share of Grand Gulf Nuclear Station to four Entergy Operating Companies: Entergy Mississippi, Entergy Arkansas, LLC (“Entergy Arkansas”), Entergy Louisiana, LLC (“Entergy Louisiana”), and Entergy New Orleans, LLC (“Entergy New Orleans”). Entergy Mississippi purchases the greatest single amount—nearly 40% of System Energy’s share of Grand Gulf—after its additional purchases from affiliates are considered. The Settlement therefore limits System Energy’s overall refund exposure associated with the identified dockets because they will be resolved completely as between the Entergy Parties and the Mississippi Commission.

The FERC proceedings that are resolved as between the Entergy Parties and the Mississippi Commission include the Return on Equity and Capital Structure Complaints, the Grand Gulf Sale-leaseback Renewal Complaint and Uncertain Tax Position Rate Base Issue, the Unit Power Sales Agreement Complaint, the Grand Gulf Prudence Complaint, all of which are discussed in Note 2 to the 2021 Annual Report on Form 10-K, and as updated in our subsequent Quarterly Reports on Form 10-Q. They also include the dockets concerning System Energy’s return of excess accumulated deferred income taxes after the Tax Cuts and Jobs Act of 2017 (see the 2020 Annual Report on Form 10-K at 71-72) and the dockets established to address System Energy’s October 2020 and December 2020 Federal Power Act section 205 filings to provide credits to customers related to the IRS’s decision as to the uncertain decommissioning tax position (see id. at 99-100). The Settlement also resolves the Mississippi Commission’s involvement in a Formal Challenge filed by the retail regulators of System Energy’s customers in connection with the implementation of the Unit Power Sales Agreement Annual Formula Rate Protocols for the 2020 Test Year.

The Settlement provides for a black-box refund of $235 million from System Energy to Entergy Mississippi, which will be paid within 120 days of the Settlement’s effective date (either the date of the FERC approval of the Settlement without material modification, or the date that all Settling Parties agree to accept modifications or otherwise modify the Settlement in response to a proposed material modification by the FERC). In addition, beginning with the July 2022 service month, the Settlement provides for Entergy Mississippi’s bills from System Energy to be adjusted to reflect: an authorized rate of return on equity of 9.65%, a capital structure not to exceed 52% equity, a rate base reduction for the advance collection of sale-leaseback rental costs, and the exclusion of certain long-term incentive plan performance unit costs from rates.

The Settlement is expressly contingent upon the approval of the FERC and the Mississippi Commission. It has been approved by the Mississippi Commission.

The remaining retail regulators of Entergy Operating Company purchasers under the Unit Power Sales Agreement (the Arkansas Public Service Commission, the Louisiana Public Service Commission, and the Council for the City of New Orleans) may elect to join the Settlement. If all of them elect to do so under the terms of the Settlement, then the total black-box refund payment by System Energy would be $588.25 million, and the prospective rate adjustments would apply to all purchasers under the Unit Power Sales Agreement.

If FERC approves the Settlement in accordance with its terms, then it will become binding upon the Entergy Parties and the Mississippi Commission even if no additional retail regulators elect to join the Settlement. The Settlement will have no effect on the rights of non-settling parties to the identified FERC proceedings.

System Energy has previously recorded a provision and associated liability of $38M for elements of the applicable litigation. In June 2022, System Energy will record a pre-tax regulatory charge of approximately $551 million (approximately $413 million after tax), increasing the regulatory liability to $588 million, which consists of $235 million for the settlement with the Mississippi Commission and $353 million for potential future refunds to Entergy Arkansas, Entergy New Orleans and Entergy Louisiana.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Mississippi, LLC
System Energy Resources, Inc.

By: /s/ Kimberly A. Fontan
Kimberly A. Fontan
Senior Vice President and
Chief Accounting Officer
Dated: June 23, 2022